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                                                                     EXHIBIT 5.1


April 5 , 2000


Novellus Systems, Inc.
4000 North First Street
San Jose, CA  95134

Ladies and Gentlemen:

     We are acting as counsel to Novellus Systems, Inc., a California corporation (the "Company"), in connection with the shelf registration by the Company of $500,000.00 in maximum aggregate offering price of (i) shares of the Company's common stock, no par value (the "Common Stock"), (ii) shares of the Company's preferred stock, no par value ("Preferred Stock"), (iii) shares of the Company's Preferred Stock represented by depositary shares ("Depositary Shares"), (iv) warrants to purchase shares of the Company's Common Stock and Preferred Stock (the "Warrants"), (v) debt securities of the Company ("Debt Securities"), and (vi) the Company's warrants to purchase Debt Securities ("Debt Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms and conditions to be determined at the time of the offering. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities and Debt Warrants are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities and Debt Warrants, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     Based upon and subject to the foregoing, it is our opinion that:

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Novellus Systems, Inc.
April 5, 2000
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     (1) The Company has authority pursuant to its Restated Articles of
Incorporation, as amended (the "Articles of Incorporation") to issue the shares of Common Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and
(c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

     (2) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Preferred Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable, (c) upon the adoption by the Company's Board of Directors and the due execution and filing under Delaware law by the Company of an amendment to the Articles of Incorporation or a certificate of designation establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (d) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be legally issued, fully paid, and nonassessable.

     (3) The Company has authority pursuant to its Articles of Incorporation to issue the Warrants to be registered under the Registration Statement. The shares of Common Stock and shares of Preferred Stock issuable upon exercise of the Warrants will have been duly and validly authorized (a) upon the adoption by the Board of Directors of a resolution in form and content as required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) with respect to such shares of Preferred Stock, upon the adoption by the Company's Board of Directors and the due execution and filing under the Delaware law by the Company of an amendment to the Articles of Incorporation or a certificate of designation establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof. The shares of Common Stock and shares of Preferred Stock issuable upon exercise of the Warrants, when duly and validly authorized and when issued in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and in accordance with the terms of the warrant agreement relating to such Warrants and at a price therein provided for, will be legally issued, fully paid and nonassessable.

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Novellus Systems, Inc.
April 5, 2000
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     (4) The Company has authority pursuant to its Articles of Incorporation to issue Depositary Shares to be registered under the Registration Statement and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary,
(b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and (c) all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken (including but not limited to action establishing the preferences, limitations and relative voting and other rights of such Preferred Stock prior to issuance thereof), such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement relating to such Depositary Shares.

     (5) The Company has authority to issue the Debt Securities to be registered under the Registration Statement and when (a) the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities will be legally issued and will be binding obligations of the Operating Partnership.

     (6) The Company has authority pursuant to its Articles of Incorporation to issue the Debt Warrants to be registered under the Registration Statement. The Debt Securities issuable upon exercise of the Warrants will have been duly and validly authorized upon (a) the adoption by the Board of Directors of a resolution in form and content as required by applicable law, and (b) compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable. The Debt Securities issuable upon exercise of the Warrants, when duly and validly authorized and when issued in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and in accordance with the terms of the warrant agreement relating to such Warrants and at a price therein provided for, will be legally issued.

     To the extent that the obligations of the Company under the deposit agreement or the obligations of the Company as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or indenture as the case may be, (ii) that such deposit agreement or indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable in accordance

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Novellus Systems, Inc.
April 5, 2000
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with its respective terms, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or indenture, with all applicable laws and regulations and (iv) that such depositary or trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or indenture, as the case may be.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                        Very truly yours,


                                        /s/ Morrison & Foerster LLP